UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15440 LAGUNA CANYON ROAD, SUITE 150, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Patent Purchase and License Agreement

On December 31, 2013, ClearCount Medical Solutions, Inc., a Delaware corporation (“ClearCount”), and Patient Safety Technologies, Inc. (the “Company”) entered into a Patent Purchase and License Agreement (the “Patent Agreement”) pursuant to which ClearCount will sell and assign certain of its patents (the “Assigned Patents”) and license certain of its patents (the “Licensed Patents”) to the Company in exchange for an aggregate payment by the Company of $2.35 million. The Company will grant ClearCount a worldwide, fully paid-up, royalty-free and exclusive license for the Assigned Patents to make, use, sell and import any products or services within the scope of the claims of the Assigned Patents, and permit ClearCount to sublicense. Pursuant to the Patent Agreement, the Company may make, use, sell and import any products within the scope of the Assigned Patents; provided, that a grant of a license by the Company to a third party is only permitted when such grant is incidental to a third party providing goods or services to Company or to end users of the Company’s products or services.

Additionally, pursuant to the Patent Agreement, ClearCount will grant the Company a worldwide, fully paid-up, royalty-free and non-exclusive license for the Licensed Patents to make, use, sell and import any products or services within the scope of the claims of the Licensed Patents; provided, that such license will not include or permit sublicenses, assignments, third party mortgages or encumbrances. Grants of sublicenses will be permitted if such a grant is incidental to a third party providing goods or services to the Company or to end users of the Company’s products or services.

The Patent Agreement terminates for each Assigned Patent and Licensed Patent when such patent expires or is finally determined by a governmental authority to be unenforceable. The Patent Agreement will terminate in full when all Assigned and Licensed Patents are expired or unenforceable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Patent Purchase and License Agreement, dated as of December 31, 2013, by and between Patient Safety Technologies, Inc. and ClearCount Medical Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

Date: December 31, 2013	By:	/s/ David C. Dreyer
David C. Dreyer, Executive Vice President,
Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Patent Purchase and License Agreement, dated as of December 31, 2013, by and between Patient Safety Technologies, Inc. and ClearCount Medical Solutions, Inc.